EXHIBIT 21.1

SUN HEALTHCARE GROUP, INC. SUBSIDIARIES
as of February 16, 2005

Jurisdiction of Incorporation

Masthead Corporation	New Mexico

Regency Health Services, Inc.	Delaware
Braswell Enterprises, Inc.	California
Brittany Rehabilitation Center, Inc.	California
Care Enterprises, Inc.	Delaware
Beckley Health Care Corp.	West Virginia
Dunbar Health Care Corp.	West Virginia
Putnam Health Care Corp.	West Virginia
Salem Health Care Corp.	West Virginia
Care Enterprises West	Utah
Circleville Health Care Corp.	Ohio
Glenville Health Care, Inc.	West Virginia
Marion Health Care Corp.	Ohio
Carmichael Rehabilitation Center	California
Hallmark Health Services, Inc.	Delaware
Harbor View Rehabilitation Center	California
Meadowbrook Rehabilitation Center	California
Paradise Rehabilitation Center, Inc.	California
Regency - North Carolina, Inc.	North Carolina
Regency Rehab Hospitals, Inc.	California
San Bernardino Rehabilitation Hospital, Inc.	Delaware
Regency - Tennessee, Inc.	Tennessee
Rose Rehabilitation Center	California
Shandin Hills Rehabilitation Center	California
Stockton Rehabilitation Center, Inc.	California
SunPlus Home Health Services, Inc.	California

Retirement Care Associates, Inc.	Colorado
Americare Health Services Corp.	Delaware
Charlton Healthcare, Inc.	Georgia
Gardendale Health Care Center, Inc.	Georgia
Jeff Davis Healthcare, Inc.	Georgia
Maplewood Health Care Center of Jackson, Tennessee, Inc	Tennessee
Statesboro Health Care Center, Inc.	Georgia
Summers Landing, Inc.	Georgia
West Tennessee, Inc.	Georgia

Sun Anacortes, Inc. (96% interest)	Delaware

SHG Services, Inc.	Delaware
CareerStaff Unlimited, Inc.	Delaware

SunDance Rehabilitation Corporation	Connecticut
SRT, Inc.	New Mexico

SunAlliance Healthcare Services, Inc.	Delaware
Pacific Health Care, Inc.	Arizona
U.S. Laboratory Corp.	Delaware
SunDance Rehabilitation Agency, Inc.	Delaware

SunBridge Healthcare Corporation	New Mexico
Clipper Home of North Conway, Inc.	New Hampshire
Clipper Home of Portsmouth, Inc.	New Hampshire
Clipper Home of Rochester, Inc.	New Hampshire
Clipper Home of Wolfeboro, Inc.	New Hampshire
Goodwin Nursing Home, Inc.	New Hampshire
Mountain Care Management, Inc.	West Virginia
Nursing Home, Inc.	Washington
SunBridge G. P. Corporation	New Mexico
SunHealth Specialty Services, Inc.	New Mexico

Sun Lane Purchase Corporation	New Mexico

Sunmark of New Mexico, Inc.	New Mexico

The Mediplex Group, Inc.	New Mexico
CareerStaff Services Corporation	Colorado
HTA of New York, Inc.	New York
SunDance Services Corporation	Tennessee

PARTNERSHIP INTERESTS

Name of Partnership	Shareholders/Partners	Jurisdiction of Organization

SunDance Rehabilitation Texas, Limited Partnership	SunDance Rehabilitation Corporation - 1% general partner; SRT, Inc. - 99% limited partner	Texas